Exhibit 10.16

SECOND AMENDMENT OF LEASE

This SECOND AMENDMENT OF LEASE (this “Amendment”) is made as of the 16th day of March, 2017 (the “Effective Date”) between 55 CAMBRDIGE PARKWAY, LLC, a Delaware limited liability company, having an address c/o Invesco Real Estate, 1166 Avenue of the Americas, New York, New York 10036, as landlord (“Landlord”), and AKCEA THERAPEUTICS, INC., a Delaware corporation, having an address at 55 Cambridge Parkway, Cambridge, Massachusetts 02142, as tenant (“Tenant”).

BACKGROUND

Landlord and Tenant are holders of the landlord’s and tenant’s interests, respectively, under that certain Office Lease Agreement dated as of March 25, 2015, as amended by that certain Amendment of Lease dated as of February 1, 2016 (collectively, the “Lease”), for approximately 6,114 rentable square feet of space on the first (1st) floor of the West Wing of the building (the “Building”) located at 55 Cambridge Parkway, Cambridge, Massachusetts 02142 (the “Existing Premises”).

The parties desire to (a) add approximately 3,100 rentable square feet of space on the first (1st) floor of the East Wing of the Building to the Existing Premises on the terms and provisions of this Amendment; and (b) amend the Lease in certain other respects, all as hereinafter set forth.  Capitalized terms not defined herein shall have the same meaning ascribed to them in the Lease.

W I T N E S S E T H:

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1.             Inclusion of East Wing Premises.  Effective as of the later of (a) March 16, 2017 or (b) the day after the date on which Avalon (as such term is defined herein) vacates the East Wing Premises (as defined below) (such later date shall be referred to herein as the “East Wing Premises Commencement Date”), there shall be added to the Premises under the Lease the space on the first (1st) floor of the East Wing of the Building shown as the “East Wing Premises” on Schedule 1 attached hereto, which space consists of approximately 3,100 rentable square feet of space (the “East Wing Premises”).  The “East Wing Premises Rent Commencement Date” shall mean the date that is thirty (30) days after the East Wing Premises Commencement Date.

2.             Lease Term for East Wing Premises.  With respect to the East Wing Premises only, the Term of the Lease shall mean the period commencing on the East Wing Premises Commencement Date and ending on the date that is the day before the third (3rd) anniversary of the East Wing Premises Rent Commencement Date, except that if the East Wing Premises Rent Commencement Date shall be a date other than the first day of a calendar month, the Lease Term for the East Wing Premises shall instead end on the last day of the calendar month during which the third (3rd) anniversary of the East Wing Premises Rent Commencement Date shall occur.

3.             Delivery of East Wing Premises.  Landlord shall paint the East Wing Premises and provide new carpet for the East Wing Premises, using Building standard materials, finishes and quantities (the “Delivery Condition Work”), on or before the East Wing Premises Rent Commencement Date.  Landlord shall have access to the East Wing Premises for the performance of the Delivery Condition Work, and Tenant shall coordinate its move-in and start of business operations with Landlord, including, if necessary, (a) moving all personal property and performing any other preparatory work as is necessary to permit Landlord to perform and complete the Delivery Condition Work in a timely fashion, and (b) ensuring that Tenant’s employees are not in any area affected by such Delivery Condition Work while the same is being conducted.  Tenant hereby acknowledges and agrees that Landlord’s performance of the Delivery Condition Work shall not constitute a constructive eviction of Tenant under the Lease, as amended hereby.  Except for the Delivery Condition Work, Landlord shall deliver the East Wing Premises to Tenant on the East Wing Premises Commencement Date in its then “AS-IS,” “WHERE-IS” condition, with all Building Systems serving the East Wing Premises in good working condition, without any additional obligation on the part of Landlord to perform any construction therein or to prepare the same for Tenant’s occupancy or otherwise.  Tenant shall not be charged for utilities or the use of elevators or hoists during Tenant’s initial move into the East Wing Premises.

4.             East Wing Premises Allowance.  Landlord shall provide to Tenant an allowance not to exceed $15.00 per rentable square foot in the East Wing Premises, i.e., $46,500.00 (the “Allowance”) to be applied toward the total costs of the Delivery Condition Work (the “Cost of Delivery Condition Work”).  The Allowance shall not be disbursed to Tenant in cash, but shall be applied by Landlord to the payment of the Cost of Delivery Condition Work, if, as, and when such costs are actually incurred and paid by Landlord.  In the event the actual Cost of Delivery Condition Work is an amount less than the amount of the Allowance, then Landlord shall only be obligated to apply the portion of the Allowance equal to such actual Cost of Delivery Condition Work and shall not be obligated to apply or otherwise disburse the remaining amount of the Allowance in excess of the actual Cost of Delivery Condition Work.  In the event the actual Cost of Delivery Condition Work exceeds the Allowance, Tenant shall be solely responsible for the payment of any such excess.  Any portion of the Allowance that has not been applied on or before the date that is sixty (60) days after the East Wing Premises Rent Commencement Date shall be deemed forfeited by Tenant and Landlord shall have no further obligation with respect thereto.

5.             Amendments to Article 1.1 of Lease As of East Wing Premises Commencement Date.  Effective as of the East Wing Premises Commencement Date, Article 1.1 of the Lease shall be amended as follows:

(a)                                 The definition of “PREMISES” shall be deleted and shall be replaced with the following:

“PREMISES:  A portion of the space located on the first (1st) floor of the West Wing of the Building consisting of approximately 4,202 rentable square feet of space and shown on Exhibit A hereto as the “Original Premises” (the “Original Premises”), and an additional portion of the space located on the first (1st) floor of the West Wing of the Building, consisting of approximately 1,912 rentable square feet of space and shown on Exhibit A hereto as the “Additional First Floor Premises” (the

‘Additional First Floor Premises’), and an additional portion of the space located on the first (1st) floor of the East Wing of the Building, consisting of approximately 3,100 rentable square feet of space and shown on Exhibit A hereto as the “East Wing Premises” (the “East Wing Premises”).”

(b)                                 The definition of “LEASE TERM” shall be amended by deleting the current definition in its entirety and substituting the following definition therefor:

“(i)                               For the Original Premises only, a period commencing on April 15, 2015 (the “Commencement Date”) and expiring on July 31, 2018 (the “Expiration Date”).

(ii)                                  For the Additional First Floor Premises only, that period commencing on February 20, 2016 (the “Additional First Floor Premises Commencement Date”) and expiring on the Expiration Date.

(iii)                               For the East Wing Premises only, that period commencing on the later of March 16, 2017 or the day after the date on which Avalon Ventures Management, LLC (“Avalon”) vacates the East Wing Premises (such later date shall be referred to herein as the “East Wing Premises Commencement Date”) and expiring on the third (3rd) anniversary of the East Wing Premises Rent Commencement Date, except that if the East Wing Premises Rent Commencement date shall be a date other than the first day of a calendar month, the Lease Term for the East Wing Premises shall instead end on the last day of the calendar month during which the third (3rd) anniversary of the East Wing Premises Rent Commencement Date shall occur.  As used in this Lease, the “Additional First Floor Premises Rent Commencement Date” shall mean the first day after the expiration of the Additional First Floor Premises Free Rent Period, and the “East Wing Premises Rent Commencement Date” shall mean the first day after the expiration of the East Wing Premises Free Rent Period.”

(c)                                  The definition of “MINIMUM ANNUAL RENT” shall be amended by adding the following at the end of the current definition therefore:

“MINIMUM ANNUAL RENT for East Wing Premises only

Time Period	Minimum Annual Rent	Minimum Monthly Rent
The 30 day period beginning on the East Wing Premises Commencement Date (the “East Wing Premises Free Rent Period”)	$0.00	$0.00
East Wing Premises Rent Commencement Date — the day before the first (1st) anniversary of the East Wing Premises Rent Commencement Date	$244,900.00	$20.408.33
The first (1st) anniversary of the East Wing Premises Rent Commencement Date — the day before the second (2nd) anniversary of the East Wing Premises Rent Commencement Date	$248,000.00	$20,666.67
The second (2nd ) anniversary of the East Wing Premises Rent Commencement Date — the day before the third (3rd) anniversary of the East Wing Premises Rent Commencement Date	$251,100.00	$20,925.00	”

(d)                                 The definition of “EXPENSE STOP” shall be amended by providing the following at the end of the current definition therefor:

“For the East Wing Premises only, “Expense Stop” shall mean an amount equal to the Operating Costs for the calendar year ending December 31, 2017 divided by the Rentable Square Footage of the Building.”

(e)                                  The definition of “TAX STOP” shall be amended by providing the following at the end of the current definition therefor:

“For the East Wing Premises only, “Tax Stop” shall mean an amount equal to the Taxes for the tax fiscal year ending June 30, 2018 divided by the Rentable Square Footage of the Building.”

6.             Replacement of Exhibit A To Lease As of East Wing Premises Commencement Date.  Effective as of the East Wing Premises Commencement Date, Exhibit A to the Lease shall be amended by deleting it in its entirety and substituting Exhibit A attached hereto therefor.

7.             Parking Spaces.  In connection with the leasing of the East Wing Premises hereunder, so long as Tenant shall not be in default under the Lease beyond the expiration of applicable notice and cure periods, Tenant shall have the right to use four(4) parking spaces in the Automobile Parking Areas on an unreserved, unassigned basis, in common with other tenants of the Building.  During the Lease Term for the East Wing Premises, Tenant shall pay to Landlord each month with the payment of Base Rent the then monthly parking charge (currently

$250 per space per month) set by Landlord, regardless of whether Tenant or any invitees, employees or contractors of Tenant actually use such spaces, for each of the four (4) parking spaces (the “East Wing Parking Charges”).  Such rate shall be subject to change by Landlord during the Lease Term for the East Wing Premises.  Tenant shall be responsible for causing its visitors to park only in spaces or areas marked “Visitor parking” and Tenant and its employees shall not park in spaces or areas marked “Visitor-Parking” or “No parking”.  Landlord reserves the right to tow any cars parked in “Visitor Parking” or “No Parking” areas at the sole expense of the owner of the improperly parked car.  Landlord reserves the right to designate reserved parking spaces for the Building’s tenants.  Nothing contained herein shall be deemed to create liability upon Landlord for any damage to motor vehicles of Tenant’s Permittees, or from loss of property from within such motor vehicles while parked in the Automobile Parking Areas. Landlord has the right to enforce against all users of the Automobile Parking Areas the rules and regulations set forth on the Parking Rules and Regulations attached as Exhibit C to the Lease, as the same may be amended by Landlord from time to time.  Tenant may elect to discontinue the use of one or more parking spaces upon thirty (30) days prior written notice to Landlord, and Tenant’s right to recommence the use of such discontinued spaces shall be subject to availability, as determined by Landlord.

8.             Signage.  To the extent not already provided, Landlord shall install, at Landlord’s sole cost and expense, Building standard suite identification signage for Tenant in the elevator lobby of the Premises.

9.             Applicability of Lease to East Wing Premises.  Effective as of the East Wing Premises Commencement Date, except to the extent otherwise expressly provided in this Amendment or except to the extent inconsistent with the terms of this Amendment, all terms and provisions of the Lease shall be applicable to Tenant’s leasing of the East Wing Premises.

10.          Brokerage.  Landlord and Tenant hereby represent and warrant to each other that, other than Lincoln Property Company and JLL (collectively, the “Brokers”), neither has dealt with any real estate broker or agent in connection with the procurement of this Amendment.  Other than for the Brokers, whose commissions shall be payable by Landlord pursuant to a separate agreement, Tenant shall indemnify and hold Landlord harmless from any costs, expense or liability (including costs of suit and reasonable attorneys’ fees) for any compensation, commission or fees claimed by any real estate broker or agent in connection with the procurement of this Amendment because of any act or statement by Tenant.

11.          Ratification of Lease Provisions.  Except as otherwise expressly amended, modified and provided for in this Amendment, Tenant hereby ratifies all of the provisions, covenants and conditions of the Lease, and such provisions, covenants and conditions shall be deemed to be incorporated herein and made a part hereof and shall continue in full force and effect.

12.          Entire Amendment.  This Amendment contains all the agreements of the parties with respect to the subject matter hereof and supersedes all prior dealings between the parties with respect to such subject matter.

13.          Binding Amendment.  This Amendment shall be binding upon, and shall inure to the benefit of the parties hereto, and their respective successors and assigns.

14.          Governing Law.  This Amendment shall be governed by the laws of the Commonwealth of Massachusetts without regard to conflict of laws principles.

15.          Authority.  Landlord and Tenant each warrant to the other that the person or persons executing this Amendment on its behalf has or have authority to do so and that such execution has fully obligated and bound such party to all terms and provisions of this Amendment.

16.          No Reservation.  Submission of this Amendment for examination or signature is without prejudice and does not constitute a reservation, option or offer, and this Amendment shall not be effective until execution and delivery by each of the parties hereto.

17.          Counterparts.  This Amendment may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.  An electronic mail or facsimile version of an executed original of this Agreement shall be deemed an original, and each of the parties hereto intends to be bound by an electronic mail or facsimile version of a fully-executed original hereof or of an electronic mail or facsimile version of executed counterpart originals hereof.

18.          Amendment Subject to Avalon Termination. Notwithstanding the foregoing, Tenant acknowledges that (i) all or a portion of the East Wing Premises are currently occupied by Avalon, (ii) Landlord shall not be liable to Tenant for failing to deliver the East Wing Premises, or any portion thereof, to Tenant by any particular date, and (iii) Tenant shall not have the right to terminate the Lease for Landlord’s failure to timely deliver the East Wing Premises, or any portion thereof, to Tenant by any particular date, but shall accept delivery of such East Wing Premises when delivered by Landlord; provided, however, that if the East Wing Premises Commencement Date has not occurred by 5:00 pm (Eastern Time) on the 90th day following the Effective Date, Tenant may terminate this Amendment with immediate effect upon written notice to Landlord.

[SIGNATURES ON FOLLOWING PAGE]

WITNESS the execution hereof as of the date first above written.

LANDLORD:

55 CAMBRIDGE PARKWAY, LLC, a Delaware limited liability company
By: Invesco ICRE Massachusetts REIT Holdings, LLC,
Its sole member

By:	/s/ Perry Chudnoff
Name: Perry Chudnoff
Title: Vice President

TENANT:

AKCEA THERAPEUTICS, INC., a Delaware corporation

By:	/s/ Paula Soteropoulos
Name: Paula Soteropoulos
Title: CEO

SCHEDULE 1

Schedule is intended only to show the general outline of the East Wing Premises as of the East Wing Premises Commencement Date.  The depiction of interior windows, cubicles, modules, furniture and equipment in this Exhibit is for illustrative purposes only, but does not mean that such items exist.  Landlord is not required to provide, install or construct any such items. It does not in any way supersede any of Landlord’s rights set forth in the Lease (as amended) with respect to arrangements and/or locations of public parts of the Building and changes in such arrangements and/or locations.  It is not to be scaled; any measurements or distances shown should be taken as approximate.  The inclusion of elevators, stairways electrical and mechanical closets, and other similar facilities for the benefit of occupants of the Building does not mean such items are part of the East Wing Premises.

Schedule 1

Exhibit A

Exhibit A is intended only to show the general outline of the Premises (consisting of the Original Premises, the Additional First Floor Premises and the East Wing Premises) as of the East Wing Premises Commencement Date.  The depiction of interior windows, cubicles, modules, furniture and equipment in this Exhibit is for illustrative purposes only, but does not mean that such items exist.  Landlord is not required to provide, install or construct any such items. It does not in any way supersede any of Landlord’s rights set forth in the Lease (as amended) with respect to arrangements and/or locations of public parts of the Building and changes in such arrangements and/or locations.  It is not to be scaled; any measurements or distances shown should be taken as approximate.  The inclusion of elevators, stairways electrical and mechanical closets, and other similar facilities for the benefit of occupants of the Building does not mean such items are part of the Premises.

Exhibit A

EXHIBIT A (Page 2)

"Additional First Floor Premises"

Scale: 1/16"=1'-0"

LINCOLN PROPERTY COMPANY
225 Franklin Street - 23rd Floor
Boston, MA 02110
(617)951-4100

1st Floor - **1,912** RSF
55 Cambridge Parkway
Existing Floor Plan

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EXHIBIT A (Page 3)

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